Exhibit 99.1

MassRoots August 14, 2018 Shareholder Call Transcript

Operator

Greetings and welcome to MassRoots’ recent and upcoming business developments conference call. At this time all participants are in listen only mode. A question and answer session will follow the formal presentation. If anyone should require operator assistance during the conference, please press star zero on your telephone keypad.

As a reminder this conference is being recorded. I would now like to turn the conference over to your host, Chris Camarra from IRTH Communications. Thank you. You may begin.

Chris Camarra, IRTH Communications

Thank you. Remarks made on this call may contain certain forward-looking statements within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are identified using the words could, believe, anticipate, intend, estimate, expect, may, continue, predict, potential, project and similar expressions that are intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements although we believe that our plans, objectives, expectations and intentions reflected in and as suggested by the forward-looking statements are reasonable.

We can give no assurance that these plans, objectives, expectations or intentions will be achieved. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements whether as a result of new information, future events or otherwise after the date of which the statements are made to reflect the occurrence of unanticipated events.

With that being said I will now turn the call over to Mr. Isaac Dietrich, CEO of MassRoots. Isaac, please go ahead.

Isaac Dietrich, CEO, MassRoots, Inc.

Good afternoon, thank you all for joining MassRoots’ shareholder update call.

I’m pleased to report over the past few weeks, MassRoots has signed some of the largest dispensary chains in the country as beta partners and clients of our dispensary finder and business portal. We are continuously adding new features and tools based on their feedback to drive more purchasing volume to their stores and increase their ROI.

For those of you who are not familiar with our business model, MassRoots connects consumers with the top-rated dispensaries and products in regulated markets. Our established user-base of over 1 million registered cannabis consumers represent the demand side of the cannabis market that we believe drives significant traffic and purchasing volume to our clients, the dispensaries and brands who list on our platform.

Our primary business objective for the rest of 2018 is building a client base of several hundred dispensaries and ancillary businesses paying MassRoots between $420 - $1,000 per month. Obviously, our execution is critical to our success with this model, and if we fall short in that regard, or if we encounter unforeseen roadblocks, MassRoots may not succeed in reaching this milestone. However, recent developments and traction in the marketplace are positive indicators to management.

A little over two weeks ago, MassRoots’ Registration Statement on Form S-1 was declared effective, permitting the re-sale of shares of common stock and warrants to purchase shares of common stock issued as part of capital raised during the past year. We do not believe our current market capitalization is indicative of the underlying health or growth of MassRoots.

We continue to make progress on developing a digital instrument for MassRoots Blockchain Technologies, Inc. which could potentially be used as a rewards currency to incentivize visits to our dispensary clients, leave reviews of strains and products and encourage our community to refer active users to our platform. Much like airline frequent flier miles or hotel rewards points, we believe that a rewards currency in the cannabis space could boost consumer loyalty and retention, perhaps creating a significant competitive advantage for MassRoots. While MassRoots Blockchain has raised over $930,000 in Simple Agreements for Future Tokens to explore the feasibility of developing these instruments, there can be no assurances that we will be successful in implementing such solutions or they will be economically viable. However, we believe this could be a powerful application of blockchain technology and could give MassRoots a significant competitive advantage.

We have recently re-launched our mobile applications and business portal to address the increasing needs of cannabis consumers and businesses across the country while improving our network infrastructure to support further growth. The final phase of these platform improvements is the re-launch of MassRoots.com, which we expect to be completed in the coming weeks. This will give us a unified and cohesive platform which we expect will provide consumers with an easy connection to the top-rated licensed products and dispensaries in regulated markets.

The past few months have been frustrating for management and shareholders as improvements to our platform have taken longer to develop than anticipated while the market capitalization of our company has fallen to some of the lowest levels since we became a fully-reporting public company.

However, we believe our core thesis remains intact: the technology platform that can best connect cannabis consumers with top-rated products in regulated markets will be a leading player in the multi-billion-dollar cannabis industry. While some licensed producers of cannabis have had exponential growth in their valuations, technology platforms in the space are often overlooked. As the market for cannabis matures, we believe margins for companies that directly produce and sell cannabis will come under increasing pressure while technology platforms have the potential to generate high-margin revenue with a long-term competitive advantage.

In the near future, California is expected to finalize regulations governing the sale of cannabis for adult-use, Massachusetts is expected to begin adult-use sales, and the first medical-cannabis dispensaries are expected to open in Florida. All of these developments present MassRoots with a significant opportunity to grow our user-base and revenues.

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MassRoots continues to partner with some of the leading companies in the cannabis industry, with ownership positions in High Times Holdings Corporation and CannaRegs, Inc., the latter of which continues to scale its clientele and revenues in the California market. We are continuously evaluating opportunities to partner with best-in-class companies in the cannabis space, further building our footprint, and create new revenue-generating channels for our business.

We believe these initiatives position MassRoots to become the preeminent player on the demand-side of the cannabis market and could build significant shareholder value. We greatly appreciate your continued support as we work to create a valuable, long-term enterprise for our shareholders.

I would now like to open the floor to any questions from fellow MassRoots shareholders.

Host

Thank you, we will now be conducting a question and answer session. If you’d like to be placed in the question queue, please press *1 on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press *2 to remove your question from the queue. For participants using speaker equipment it may be necessary to pick up your handset before pressing the *keys. Once again if you’d like to ask a question please press *1 at this time. One moment please while we pull for questions.

Our first question today is coming from John Wallace, SEC Enforcement. Your line is now live.

John Wallace, SEC Enforcement

John Wallace: Hello, I’m very curious to know the state of the revenue of this company, looking at the reported financials we don’t see too much.

Isaac Dietrich, CEO, MassRoots

Sure, so we recently re-launched our Business Portal in June of this year. We are actively adding in dispensary clients. We’re charging dispensaries anywhere from $420 to $1,000 per month for listing on our platform and access our business portal. So, as the historical revenues may not be the most significant, we do believe that they will be improving in the incoming quarters.

John Wallace, SEC Enforcement

So, what has changed amongst the last four quarters and I believe the last quarter was less than $2,500?

Isaac Dietrich, CEO, MassRoots

Sure, so we recently re-launched our business portal in June and we have been actively signing up dispensary clients ever since. Our goal for this year is to get several hundred dispensaries to be paying us a monthly fee to be on our platform.

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John Wallace, SEC Enforcement

OK, and do you have any paying clients now?

Isaac Dietrich, CEO, MassRoots

Yes

John Wallace, SEC Enforcement

How many? 10? 100? 1,000?

Isaac Dietrich, CEO, MassRoots

Well were not releasing that at this time, but that will be disclosed in upcoming quarters and we anticipate that it will continue to grow.

Host

On to our next question. It’s coming From Corry Niles, a private investor. Your line is now live.

Corry Niles, Private Investor

I just wanted to know what is our, I’ve seen you’ve had some investments in the last little bit, CannaRegs etc. I just wanted to know what is going on with our target market in the next 30 days? Do we have a goal of where were looking for the stock price? What are we doing to ensure we’re not going to hit these all-time lows again as an investor?

Isaac Dietrich, CEO, MassRoots

So, we are laser focused on signing up dispensary clients right now and growing our book of business, growing our monthly reoccurring revenue so that is what I am spending my days doing: talking to dispensaries owners finding out what they are looking for in our products to deliver them more ROI. So, I think the key to our success is building fundamentals is building up that monthly reccurring revenue. I think we have a good product that is gaining traction and I think as we continue to add new features to it, as we continue to, you know, really gain traction in the market-place that we can see some real improvement in the fundamentals and I think that’s what the market and investors are looking to see right now.

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Corry Niles, Private Investor

Ok let’s say for last December when we had, you know, over a buck. Do we know what was the cause of the massive sell off? Was it a sell off? Was it due to the fact that there are no new clients being signed up now? Is there, because I see the investments coming in, but volume based to money coming in based to where it’s at right now is kind of I’m a little confused and just wanted to get on the same page.

Isaac Dietrich, CEO, MassRoots

Sure, so back in December and January of last year, um, we raised approximately 4.7 million dollars in common stock offerings to fund the company and those had registration rights, so we filed an S-1 with the SEC earlier this year. we went through the comment process and it was declared effective in July. So, when it was declared effective those shares became eligible for resale and I think that could potentially be why the price is under pressure today. However, this entire time we’ve been focused on really getting the fundamentals of our business in place, so we don’t have to perpetually raise money from the market. At the end of the day, when we have to go to the market, raise money in private offerings that creates more shares and it dilutes the shareholder base and I think that, as we continue to develop the fundamentals of the business, hopefully that means we have to raise less money and then I think that would be a very positive thing for all shareholders of the company.

Corry Niles, Private Investor

And do we have a 30-day expectation now or target in place that were going for?

Isaac Dietrich, CEO, MassRoots

Our main objective for this year is to get several hundred paying dispensary clients by the end of the year. Unfortunately, I cannot get into any more specifics art this time.

Host

Our next question is coming from Mike Lechuca, a private investor. Your line is now live.

Mike Lechuca, Private Investor

Yes, hi, I was concerned about the CannaRegs deal that, I’m not too sure what happened with that where we are with that it sounds like a strategic marriage that would be very beneficial. Can you give us an update on that please?

Isaac Dietrich, CEO, MassRoots

So, I believe were still the largest outside shareholder In CannaRegs, we invested in them last July. We did have a merger that was announced last year and definitive agreements; however, that merger was called off, I believe last October. So, we currently don’t have any merger plans in place, but I continue to talk with Amanda on a regular basis and we’re synergistic companies and we’re trying to help each other out as much as possible. They continue to sign a number of government clients and you know cannabis related businesses specifically in California, so I do think that is a very synergistic relationship and you know we are proud shareholders of CannaRegs and look forward to them doing great things and I think everyone, most importantly our shareholders, can win as we continue to support each other.

Mike Lechuca, Private Investor

Yeah that’s great but I think that there was a tremendous amount of resources that were allocated to the purchase of that stock and there was no benefit financially to the upside of the relationship to date. Are you able to release how much of the capital was spent by MassRoots to become the largest outside shareholder of CannaRegs and what’s the return of investment on that to date and what’s the projections.

Isaac Dietrich, CEO, MassRoots

So, we invested 300k in CannaRegs last July, I believe we own about 5% of the company. I’m not sure on the exact specifics but I do know that were one of the largest shareholders and that as they continue to mature and grow their monthly recurring revenue, I do think that MassRoots shareholders will see a return. I think it was a strategic move that was beneficial to our shareholders. Quite frankly, a large portion of the funds that were invested came from the sale of our stake in Flowhub, which we invested $175,000 in back two years ago we were able to exit that for $250,000 and then we kind of rolled those proceeds over to the CannaRegs transaction. I continue to be impressed with Amanda and think she’s doing a great job in building the fundamentals of her business and think it was the right move for MassRoots shareholders.

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Host

Our next question is coming from Michael Nardy, a private investor. Your line is now live.

Michael Nardy, Private Investor

Hi Isaac, just a couple of questions. So I’ve been following for a few years now and there’s a lot of talk about things that the company is doing when it comes to acquisitions or attempted acquisitions and you know product releases and all this money spent in that development and those things and you know the first gentleman’s point about having a quarter where were only seeing $25,00 in revenue in an entire quarter and you mentioning this goal of signing up 100 to 200 new dispensaries by the end of the year you know I see a lot of money being sunk into the product and you know business but what is being done with bringing on now people or a real sales team to be able to actually hit those numbers? Because by the sounds of it seems like you’re just carrying a bag and trying to do this yourself or running the business. I guess to be more pointed and direct: are there any plans of building out a team to actually get us to these goals or are we just going to hope that revenue runs in or rolls in because you know a $2,500 quarter is you know not very impressive.

Isaac Dietrich, CEO, MassRoots

Yup, I completely understand your point. We have 3 full time sales people right now who are spending all of their time on boarding dispensaries and getting them to come on board. We launched the revamped business portal in late June 2018 and we are also recognizing revenue in accordance to GAAP standards in which we can only someone pays for a full month we can only recognize revenue for that portion of the month. But that being said, we are building what I believe will be one of the preeminent technology platforms for the cannabis industry and in order to do so, we have had to make significant investments in our platform and scaling our userbase. We still have one of the highest rated most trafficked cannabis websites, we still have a very large following, so I think that as our business products continue to mature that for a dispensary there’s call it 2,500 dispensaries in the United States right now, advertising to our community of cannabis consumers, we have their target audience we have the purchasers of cannabis so I think it’s kind of a must have for these dispensaries, especially as we continue to add features that they’re asking for. Right now, the most requested feature is menus, so people can see exactly what products dispensaries have in store and how much they cost. We anticipate that will be live very soon and I think that will be very well received amongst our current and prospective clients and really help accelerate our client base. But, you know, I do think that once our platform is fully mature that we could have several hundred to several thousand potential clients on our platform. It’s very similar to the model that Weedmaps and Leafly have. I think Weedmaps did north of $20,000,000 in revenue last year, according to press reports, off of a very similar business model and I think that if we continue to execute it will be a very powerful model for our shareholders.

Host

Our next question is coming from Clay Chase from Torrey Hills Capital. Your line is now live.

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Clay Chase, Torrey Hills Capital

Great, Hi Isaac, how are you?

Isaac Dietrich, CEO, MassRoots

I’m doing great, how are you?

Clay Chase, Torrey Hills Capital

Doing good. Can you give us an update on the June 30 Q filling? Um, I believe it’s due this week do you expect that to be filed on time or?

Isaac Dietrich, CEO, MassRoots

So, we are working with our auditors now on the quarterly review and have been finalizing it. I don’t have a date on when that would be filled but I do know that we are in the final stages of preparing that Q.

Clay Chase, Torrey Hills Capital

Great, Thanks.

Host

Thank you. We have reached the end of our questions and would like to turn the floor over for closing comments.

Isaac Dietrich, CEO, MassRoots

Well thank you all very much for your time and I’m looking forward to a very exciting couple weeks and months for MassRoots as we continue to grow our business. Thank you all very much for your time and if you have any other questions my email is isaac@massroots.com Thank you all.

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